EXHIBIT 4.4

EOG RESOURCES, INC.
2021 Omnibus Equity Compensation Plan
ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
1.1    Establishment. EOG Resources, Inc. (the “Company”) hereby adopts an equity compensation plan, to be known as the “EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan,” as set forth in this document (as amended from time to time, the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. This Plan will become effective as of the date of its approval by the Company’s stockholders at the Company’s 2021 annual meeting of stockholders (the “Effective Date”).
1.2    Purposes of the Plan. The purposes of the Plan are to encourage selected persons employed by the Company and its Affiliates and other eligible persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.
1.3    Duration of Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1    “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
2.2    “Award” means, individually or collectively, a grant under the Plan (or the Prior Plan if the context indicates) of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan or the Prior Plan, as applicable.
2.3    “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act.
2.5    “Board” means the board of directors of the Company.
2.6    “Change in Control of the Company” means any of the following events occurring after the Effective Date:
(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Covered Person”) of Beneficial Ownership of 20% or more of either (1) the then-outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2.6, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition of shares of the Company directly from the Company, (ii) any acquisition of shares of the Company by the Company, (iii) any acquisition of shares of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (iv) any acquisition of shares of the Company by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.6 or (v) an acquisition by a Qualified Institutional Investor, but only for so long as such investor remains a Qualified Institutional Investor; or
(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or
(c)    Consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all of the following conditions exist: (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Covered Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, respectively, of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)    The approval by the stockholders of the Company of the liquidation or dissolution of the Company.
2.7    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
2.8    “Committee” means the Compensation Committee of the Board (or other committee of the Board performing similar functions).
2.9    “Company” means EOG Resources, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
2.10    “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).
2.11    “Director” means a director of the Company who is not an Employee.
2.12    “Director Award” means any NQSO, SAR, or Full Value Award granted to a Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with the Plan.
2.13    “Disability” means, with respect to an Employee, such total and permanent disability as qualifies the Employee for benefits under the Company’s long-term disability insurance policy or plan for Employees as then in effect for a period of not less than three months; or (a) in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees, (b) in the event the Company does not maintain such a long-term disability insurance policy, or (c) with respect to a Director, “Disability” means any medically determinable physical or mental impairment that is deemed to be a disability by the United States Social Security Administration for purpose of receiving a primary Social Security Disability benefit. A determination of Disability may be made by a physician selected or approved by the Committee (or any person or committee designated by the Committee to make such selection or approval) and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee (or by any person or committee designated by the Committee for such purpose).
2.14    “Effective Date” shall have the meaning ascribed to that term in Section 1.1.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.16    “Employee” means a person employed by the Company or any Affiliate as a common law employee.
2.17    “Fair Market Value” of a share of Stock as of a particular date or time shall mean (a) the closing price of a share of Stock on such date (as reported on the principal securities exchange on which the Stock is traded) or, if such date is not a trading day on such exchange, the closing price of a share of Stock (as reported on such exchange) on the trading day immediately preceding such date, or (b) only with respect to the exercise of an Option or SAR on or after the Effective Date (and, for the avoidance of doubt, not with respect to the determination of the Grant Price of an Option grant or the grant price of a SAR grant), the then-current trading price of a share of Stock at such time (as reported on the principal securities exchange on which the Stock is traded), in either case, as may be further specified or otherwise provided in the applicable Award Agreement, unless, however, an applicable provision of the Plan or resolution or other directive of the Committee (as it may deem, in its discretion, to be necessary or advisable) expressly provides for another method for determining the fair market value of a share of Stock as of such date or time, in which case such other method shall apply.
2.18    “Fiscal Year” means the calendar year.

2.19    “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.
2.20    “Grant Price” shall mean the price at which shares of Stock may be purchased under an Option or SAR, which shall be one hundred percent of the Fair Market Value of the shares of Stock on the date the Option or SAR is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Grant Price must not be less than one hundred ten percent of the Fair Market Value of the shares of Stock on the date of grant.
2.21    “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.
2.22    “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.
2.23    “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, in each case as determined by the Board in accordance with (and for purposes of) Section 16 of the Exchange Act; provided, however, that solely for purposes of clause (i) in the second paragraph of Section 13.2, “Insider” shall not include any individual who has not been affirmatively determined by the Board to be both an “officer” for purposes of Section 16 of the Exchange Act and an “executive officer” for purposes of Regulation S-K promulgated under the Securities Act of 1933 (as amended) and the Exchange Act, but who is an “officer” for purposes of Section 16 of the Exchange Act solely because he or she is one of the officers enumerated in the definition of “officer” promulgated under Section 16 of the Exchange Act.
2.24    “Involuntary Termination” shall mean a Participant’s Separation from Service at the election of the Company or an Affiliate, as may be further specified and described in the applicable Award Agreement; provided that such separation is not a Termination for Cause. Involuntary Termination shall not, however, include transfer of assignment or location of a Participant where the Participant is employed by the Company or an Affiliate (or one of its subsidiaries or affiliated companies), both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of the stock of an Affiliate. An Involuntary Termination shall include a Participant’s termination of employment with the Company or an Affiliate following the Company’s or an Affiliate’s divestiture of assets, even if the Participant continues to be employed by the purchaser of such assets.
2.25    “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.
2.26    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.27    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.
2.28    “Participant” means any eligible person as set forth in Article III to whom an Award is granted.
2.29    “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.
2.30    “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or Award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

2.31    “Plan” shall have the meaning ascribed to that term in Section 1.1.
2.32    “Prior Plan” means the Company’s 2008 Omnibus Equity Compensation Plan (as amended and/or restated).
2.33    “Qualified Institutional Investor” means, as of any time of determination, a person that is described in Rule 13d-l(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and, if such person is the Beneficial Owner of greater than 5% of the shares of common stock of the Company, does in fact report) beneficial ownership of common stock of the Company on Schedule 13G, and such person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of common stock of the Company, and (ii) shall be the Beneficial Owner of less than 15% of the Outstanding Company Common Stock; provided, however, that a person which would constitute a Qualified Institutional Investor except for its failure to satisfy clause (ii) of this definition shall nonetheless constitute a Qualified Institutional Investor if (A) such person or an Affiliate of such person shall have, as of December 31, 2004, reported beneficial ownership of greater than 5% of the common stock of the Company for a period of two consecutive years, (B) such person shall be the Beneficial Owner of less than 15% of the Outstanding Company Common Stock (including in such calculation the holdings of all of such person’s Affiliates and Associates (as defined in Rule 12b-2 of the Exchange Act) other than those which, under published interpretations of the Securities and Exchange Commission or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the common stock of the Company), and (C) such person shall be the Beneficial Owner of less than 30% of the Outstanding Company Common Stock.
Solely for the purposes of the above definition of “Qualified Institutional Investor,” a person shall be deemed to be the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities (i) which such person or any of such person’s Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of such person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (ii)(B) above) or disposing of any securities of the Company.
2.34    “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.
2.35    “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.
2.36    “Restricted Stock Unit” or “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.37    “Restricted Stock Unit Award” or “RSU Award” means an Award granted pursuant to Article VIII.
2.38    “Retirement” means the Employee’s Separation from Service after attainment of age 62 with at least five years of service or as early as age 55 with at least five years of service if such separation is approved in writing by the Company unless otherwise determined in Award Agreement.
2.39    “Section 409A” means section 409A of the Code and the Department of Treasury rules, regulations, and guidance issued thereunder (each as amended from time to time and including any successor statute and any rules, regulations and guidance issued under such successor statute).
2.40    “Separation from Service” or “Separates from Service” means the termination of the Award recipient’s employment with the Company and all Affiliates as determined under Section 409A.
2.41    “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).
2.42    “Stock Appreciation Right” or “SAR” means an Award granted under the Plan pursuant to Article VI.
2.43    “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
2.44    “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half-blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.
2.45    “Termination for Cause” or “Cause” means a Participant’s Separation from Service at the election of the Company or an Affiliate because of the Participant’s (a) conviction of a felony involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (b) willful refusal without proper legal cause to perform the Participant’s duties and responsibilities; (c) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal activities, and ethical misconduct; or (d) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such separation shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (i) such separation is because of the Participant’s willful refusal without proper cause to perform any one or more duties and responsibilities and (ii) within seven days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the separation, if made, shall not be for cause. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or an Affiliate that contains a definition of “Termination for Cause” or “Cause,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Termination for Cause” or “Cause,” as applicable, shall have the meaning specified in such other agreement.
2.46    “Termination for Good Reason” or “Good Reason” with respect to a Participant shall, unless otherwise specified in an Award Agreement, have the meaning set forth in the Company’s Change of Control Severance Plan (effective June 15, 2005) or any successor plan, unless the Participant is party to an effective employment or change of control agreement between the Participant and the Company or an Affiliate, in which case “Termination for Good Reason” or “Good Reason” shall have the meaning set forth in such agreement.

ARTICLE III
ELIGIBILITY
The persons who are eligible to receive Awards under the Plan are Employees and Directors. Directors are not eligible to receive ISO Awards.
ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1    Authority to Grant Awards. The Committee may grant Awards to those Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.
4.2    Dedicated Shares; Maximum Awards.
(a)    Number of Shares of Stock Dedicated under the Plan for Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan shall be equal to 20,000,000 shares of Stock plus any shares of Stock that are subject to outstanding awards under the Prior Plan as of the Effective Date that are subsequently canceled, forfeited, expire or are otherwise not issued or are settled in cash, consistent with the provisions of Section 4.2(c)(4). Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan. Upon approval of this Plan by the Company’s stockholders, the Company will cease making new Awards under the Prior Plan.
(b)    Award Limits. The following limits shall apply to grants of Awards under the Plan:
(1)    The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is 2,000,000.
(2)    The maximum value of all Awards that may be granted to a Director in a single Fiscal Year is $600,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(c)    Share Usage and Counting.
(1)    Each of the foregoing numerical limits stated in Sections 4.2(a) and 4.2(b) shall be subject to adjustment in accordance with the provisions of Section 4.5. Shares of Stock subject to substitute Awards granted pursuant to Article XI shall not count against the numbers of shares of Stock stated in this Section 4.2.
(2)    Shares of Stock covered by, or in respect of, any Award shall be counted against the aggregate share limit for Awards set forth in Section 4.2(a) as one share.
(3)    Any Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted pursuant to procedures adopted by the Committee in order to avoid double counting.

(4)    If any shares of Stock covered by an Award, or to which an Award relates, are not delivered pursuant to the Plan or the Prior Plan because such Award is forfeited, cancelled or expires prior to exercise or realization, or is otherwise not issued or is settled in cash in accordance with the terms of such Award and the Plan or the Prior Plan, then, to the extent of such forfeiture, cancellation, expiration or non-issuance or cash settlement, the shares of Stock covered by such Award or to which such Award relates, shall again be available for Awards under the Plan. Shares of Stock that again become available for grant under the Plan pursuant to this Section 4.2(c)(4) shall be added back to the total number of shares of Stock available for grant under the Plan as one share of Stock if such share was subject to an Award under the Plan or subject to an Option or SAR under the Prior Plan, and as 2.45 shares of Stock if such share was subject to a Full Value Award under the Prior Plan.
(5)    The following shares of Stock may not again be made available for issuance as Awards under the Plan: (A) shares of Stock delivered or withheld in payment of the Grant Price of an Option, (B) shares of Stock delivered or withheld in satisfaction of tax obligations with respect to Awards, and (C) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option. With respect to SARs, when a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate share limit for Awards under the Plan set forth in Section 4.2(a) as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
4.3    Non-Transferability. From and after the Effective Date, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, or, if specifically approved by the Committee, pursuant to a domestic relations court order. A Holder may designate, in a manner established by the Committee, a beneficiary or beneficiaries to exercise the rights of the Holder and to receive any property distributable with respect to any Award upon the death of the Holder. An Award shall be exercisable, during the Holder’s lifetime, only by him or her, or his or her attorney in fact or guardian; by a permitted transferee in the case of a permitted transfer; and by the Holder’s executor, administrator or beneficiary in the case of death.
4.4    Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5    Changes in the Company’s Capital Structure.
(a)    The existence of this Plan and any outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Stock, bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)    If the Company shall effect a subdivision or consolidation of Stock or other capital adjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per-share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.
(c)    If (1) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other business combination or reorganization); (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (3) the Company is dissolved or liquidated; or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event described in clauses (1), (2), (3) or (4) is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, may act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):
(i)    require that all outstanding vested Awards must be exercised in full for a limited period of time on or before a specified date fixed by the Committee (which may be before or after such Corporate Change), after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(ii)    require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards in full and the Company shall pay (or cause to be paid) to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under any such Award for such shares (provided that if exercise price is equal to or exceeds the per share price offered to stockholders of the Company in connection with such Corporate Change, the Committee may cancel such Award without payment of consideration therefor);
(iii)    with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate Fair Market Value of all stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such stock is equal to the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
(iv)    provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares and class or series of Stock then covered by such Award; or
(v)    make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).
Any adjustment effected by the Committee under this Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change. In addition, the Committee shall, in the case of an ISO, ensure that any adjustments under this Section 4.5 will not constitute a modification, extension or renewal of the ISO within the meaning of Section 424(h)(3) of the Code and in the case of NQSO, ensure that any adjustments under this Section 4.5 will not constitute a modification of such NQSO within the meaning of Section 409A. Any adjustments made under this Section 4.5 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.
To the extent that a Corporate Change also constitutes a Change in Control of the Company, then the provisions of Article XII shall govern in the event of any inconsistency between this Section 4.5 and Article XII.

(d)    In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
(e)    The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, such stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.
4.6    Election Under Section 83(b) of the Code. Except as specified in an applicable Award Agreement, no Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award.
4.7    Forfeiture Events.
(a)    Notwithstanding any other provision of the Plan or an Award Agreement, if a Participant Separates From Service based on a Termination for Cause, then as of the date of such separation, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
(b)    The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award or a Termination for Cause. Such events may include, but shall not be limited to, termination of the Holder’s provision of services to the Company or an Affiliate, Involuntary Termination for performance reasons (as determined and designated by an appropriate Employee), violation of material policies of the Company or an Affiliate, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
4.8    Award Agreements. Each Award shall be embodied in a written or electronic agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be in such form as determined by the Committee, and a Holder may be required to sign the Award Agreement to the extent the Committee determines, in its sole discretion. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.9    Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not (a) directly or indirectly lower the Grant Price of a previously granted Option, (b) cancel (1) an Option when the Grant Price exceeds the Fair Market Value of the underlying shares of Stock or (2) a SAR when the Grant Price of the SAR exceeds the Fair Market Value of the shares of Stock in respect of which the SAR was granted, in either case in exchange for another Award (other than in connection with substitute Awards), cash or other property or (c) take any other action with respect to an Option that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the common stock of the Company is then listed).
4.10    Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company.
4.11    Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
4.12    Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.
4.13    Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner intended to meet the requirements of Section 409A, including regulations or other guidance issued with respect thereto. In addition, to the extent an Award is subject to Section 409A, a Holder’s payment under such an Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the Fiscal Year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A, including any six-month delay in payment following Separation from Service that is required as a result of the Holder being a “specified employee” of the Company (as such term is defined in Section 409A).
4.14    Date of Grant. The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to an individual Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option granted to such Holder and the minimum Grant Price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action. If the corporate action contemplates a particular future date on which the offer is to be made, then the date of grant is the contemplated future date of the offer.
4.15    Awards May Be Granted Separately or Together. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

4.16    Vesting Limitation. Awards will have a minimum vesting period of one year, provided that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Awards.
4.17    Clawback. Notwithstanding any other provisions of the Plan or the applicable Award Agreement, any Award that is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, government regulation, or stock exchange listing requirement, or to any clawback or recovery policy adopted by the Company.
ARTICLE V
OPTIONS
5.1    Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by section 422 of the Code and the regulations thereunder).
5.2    Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Grant Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO. In no event shall an Award Agreement provide that dividends or dividend equivalents be paid to, or credited for the benefit of, the Holder in respect of an Option grant.
5.3    Grant Price. The price at which shares of Stock may be purchased under an Option shall not be less than one hundred percent of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Grant Price must not be less than one hundred ten percent of the Fair Market Value of the shares of Stock on the date of grant. Subject to the limitations set forth in the preceding sentence of this Section 5.3, the Committee shall determine the Grant Price for each grant of an Option under the Plan.
5.4    Term of Option. An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth anniversary of the date of its grant) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.
5.5    Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.
5.6    Exercise of Option.
(a)    General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written, telephonic, or electronic notice or in such other manner or means as determined by the Committee. Unless the Committee specifies otherwise, Options may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board (or successor regulation) (“Cashless Exercise”).

(b)    Form of Payment. Except in the case of a Cashless Exercise, no shares of Stock shall be issued upon the exercise of an Option until there has been a payment of the Grant Price and any applicable Withholding Obligation to the Company by any combination of the following: (1) cash, certified check, bank draft or postal or express money order; (2) delivery of, or attestation (i.e., certification) of ownership of, currently-owned and unencumbered shares of Stock, which shares shall be valued for this purpose at the average Fair Market Value for the five trading days preceding the date such Option is exercised; (3) through a net exercise procedure whereby the Holder surrenders the Option in exchange for that number of shares of Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the shares of Stock subject to the Option; or (4) any other form of payment which is acceptable to the Committee.
5.7    Transferability–Incentive Stock Options. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.
5.8    Notification of Disqualifying Disposition. If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten days thereof.
5.9    $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.
5.10    Separation from Service. Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1    Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
6.2    General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the Grant Price of the SAR, which shall not be less than one hundred percent of the Fair Market Value of one share of Stock on the date of grant of the SAR.

6.3    SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Grant Price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate. In no event shall an Award Agreement provide that dividends or dividend equivalents be paid to, or credited for the benefit of, the Holder in respect of an Award of SARs.
6.4    Grant Price. The price at which shares of Stock may be purchased under a SAR shall not be less than one hundred percent of the Fair Market Value of the shares of Stock on the date the SAR is granted. Subject to the limitations set forth in the preceding sentence of this Section 6.4, the Committee shall determine the Grant Price for each grant of a SAR under the Plan.
6.5    Term of SAR. A SAR shall not be exercisable after the earlier of (a) the general term of the SAR specified in the applicable Award Agreement (which shall not exceed ten years) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.
6.6    Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
6.7    Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
6.8    Separation from Service. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.
ARTICLE VII
RESTRICTED STOCK AWARDS
7.1    Authority to Grant Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of Restricted Stock under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting conditions (which may include performance-based conditions) and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
7.2    Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3    Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award, including, without limitation, the right to vote such Shares of Restricted Stock.
7.4    Separation from Service. Each Award Agreement shall set forth the extent to which Restricted Stock Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.
7.5    Dividends. All dividends and distributions in respect of unvested shares of Restricted Stock shall not be paid to the Holder of such shares, but shall be credited by the Company for the benefit of the Holder to be paid upon vesting. The Company shall establish and maintain a nominal account for each Holder of unvested shares of Restricted Stock and shall reflect in such account the cash amount comprising the dividends and distributions credited in respect of such unvested shares of Restricted Stock. At such time as unrestricted shares of Stock are delivered to the Holder upon the vesting of a Restricted Stock Award, all credited cash amounts in respect of such shares shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividends and distributions credited by the Company in respect of an unvested Restricted Stock Award shall be forfeited in the same manner and at the same time as the Restricted Stock Award to which such dividends and distributions are attributable is forfeited.
ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
8.1    Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting conditions (which may include performance-based conditions) and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
8.2    RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. On the date of settlement, each RSU shall have a value equal to the Fair Market Value of a share of Stock on such date.
8.3    RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture provisions, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.
8.4    Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.
8.5    Separation from Service. Each Award Agreement shall set forth the extent to which RSU Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all RSU Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

8.6    Dividend and Distribution Equivalents. All dividends and distributions in respect of the shares of Stock underlying each unvested RSU Award shall not be paid to the Holder of such RSU Award, but shall be credited by the Company for the benefit of the Holder to be paid upon vesting as “dividend and distribution equivalents.” The Company shall establish and maintain a nominal account for each Holder of an unvested RSU Award and shall reflect in such account the cash amount comprising such dividend and distribution equivalents credited in respect of the shares of Stock underlying the Holder’s unvested RSU Award. At such time as shares of Stock are delivered to the Holder upon the vesting of the RSU Award, all credited cash amounts in respect of such vested RSU Award shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividend and distribution equivalents credited by the Company in respect of an unvested RSU Award shall be forfeited in the same manner and at the same time as the RSU Award to which such dividend and distribution equivalents are attributable is forfeited.
ARTICLE IX
DIRECTOR AWARDS
All Awards to Directors shall be determined by the Board or Committee.
ARTICLE X
OTHER STOCK-BASED AWARDS
10.1    Authority to Grant Other Stock-Based Awards. The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.2    Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.
10.3    Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.
10.4    Separation from Service. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock- Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for separation.
10.5    Dividend and Distribution Equivalents. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend and distribution equivalents with respect to an Other Stock-Based Award. If it so determines, the Company shall establish and maintain a nominal account for each Holder of an unvested Other Stock-Based Award and shall reflect in such account the cash amount comprising such dividend and distribution equivalents credited in respect of the shares of Stock underlying the Holder’s unvested Other Stock-Based Award. At such time as shares of Stock are delivered to the Holder upon the vesting of the Other Stock-Based Award, all credited cash amounts in respect of such vested Other Stock-Based Award shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividend and distribution equivalents credited by the Company in respect of an unvested Other Stock-Based Award shall be forfeited in the same manner and at the same time as the Other Stock-Based Award to which such dividend and distribution equivalents are attributable is forfeited.

ARTICLE XI
SUBSTITUTION AWARDS
Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent of the issued and outstanding stock of another corporation as the result of which such other corporation will become an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.
ARTICLE XII
CHANGE IN CONTROL OF THE COMPANY
12.1    Change in Control of the Company. Upon the occurrence of a Change in Control of the Company, unless otherwise provided in an Award Agreement, a Participant’s termination of employment or service by the Company without Cause or by the Participant for Good Reason during the two-year period following a Change in Control of the Company shall have the following effect on the Participant’s outstanding Awards as of the date of the Participant’s termination: (a) all Options and SARs shall become immediately exercisable with respect to 100% of the Shares subject to such Options or SARs, and (b) any time-based Period of Restriction on other Awards shall lapse. With respect to outstanding Awards subject to performance conditions, unless otherwise provided in an Award Agreement, upon a Change in Control of the Company, all performance measures will be disregarded and the Award will convert to a corresponding time-vested Award at the target payout level, which will vest on the earlier of (1) the last day of the Period of Restriction, provided the Participant remains employed or continues to provide services through the Period of Restriction, or (2) the date of the Participant’s termination of employment or service by the Company without Cause or by the Participant for Good Reason.
12.2    Delay of Payment due to Section 409A. Notwithstanding Section 12.1 and solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a Change in Control of the Company (including any installments or stream of payments that are accelerated on account of a Change in Control of the Company), a Change in Control of the Company shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5)(or successor regulation), but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change in Control of the Company for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon such event.
ARTICLE XIII
ADMINISTRATION
13.1    Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

13.2    Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interest of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price, if any, of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) determine whether, to what extent, under what circumstances and how Awards may be canceled, forfeited, or suspended; (e) determine whether, to what extent, and under what circumstances cash, shares of Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Holder thereof or of the Committee; (f) accelerate the time at which any outstanding Award will vest and waive any restrictions on any outstanding Award; (g) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (h) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (i) make a determination as to the right of any person to receive payment of an Award or other benefit; and (j) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/ or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
13.3    Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

13.4    No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or an Award or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan or an Award.
ARTICLE XIV
AMENDMENT OR TERMINATION OF PLAN
14.1    Amendment, Modification, Suspension, and Termination. Subject to Section 14.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, no amendment of the Plan shall be made without the approval of the Company’s stockholders if such stockholder approval is required by applicable law or stock exchange rules. Except as provided in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not (a) directly or indirectly lower the Grant Price of a previously granted Option or SAR, (b) cancel (1) an Option when the Grant Price exceeds the Fair Market Value of the underlying shares of Stock or (2) a SAR when the Grant Price of the SAR exceeds the Fair Market Value of the shares of Stock in respect of which the SAR was granted, in either case in exchange for another Award (other than in connection with substitute Awards), cash or other property or (c) take any other action with respect to an Option or SAR that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the Stock of the Company is then listed).
14.2    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.
ARTICLE XV
MISCELLANEOUS
15.1    Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
15.2    No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment or services of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or services at any time or for any reason not prohibited by law.

15.3    Tax Withholding. Subject to the terms and conditions of the applicable Award Agreement and the discretion of the Committee, the Company or any Affiliate shall be entitled to deduct from any Award any sums required by applicable federal, state, local and/or foreign tax law to be remitted in connection with the vesting or exercise of such Award or the lapse of restrictions on such Award (such sums required to be remitted, a “Withholding Obligation,” and the date on which such obligation arises, the “Tax Date”).
Subject to the terms and conditions of the applicable Award Agreement and the discretion of the Committee (and in furtherance of, and not in limitation of, the provisions of the immediately preceding paragraph), (a) the Company or any Affiliate may withhold from any Award payable in shares of Stock a number of shares of Stock equal to the Holder’s Withholding Obligation, rounded up to the next whole share; (b) the Company or any Affiliate may, in the alternative, permit the Holder to elect to pay his or her Withholding Obligation by either of, or a combination of, the following: (1) delivering cash or check within one business day after the Tax Date and/ or (2) electing to have the Company or such Affiliate withhold from such Award a number of shares of Stock equal to the Withholding Obligation, rounded up to the next whole share; and (c) if the Award is payable or to be otherwise settled in whole or in part in cash, the Company or any Affiliate may in its discretion, at the request of the Holder, permit the Holder to either pay in cash, or elect to have withheld from cash amounts due the Holder upon the vesting, exercise or settlement of such Award, amounts in excess of the Withholding Obligation if permitted by applicable law and provided that such excess withholding does not result in adverse accounting treatment for the Company or such Affiliate.
To the extent that (i) restrictions on an Award lapse prior to settlement of such Award and such lapse results in a Withholding Obligation or (ii) under applicable federal, state, local and/or foreign tax law a Withholding Obligation arises in respect of an Award prior to the vesting date of, or lapse of restrictions on, such Award, the Company or any Affiliate may (in lieu of (or in combination with) permitting the Holder of such Award to satisfy such Withholding Obligation by delivering cash or check within one business day after the Tax Date) provide that a portion of such Award shall (1) vest on an accelerated basis and settle effective as of the Tax Date (but only to the extent of such Withholding Obligation (that is not to be satisfied by such Holder via delivery of cash or check), which, for the avoidance of doubt, shall be calculated to include any corresponding or additional Withholding Obligation due as a result of such accelerated vesting and settlement) and (2) be reported and remitted by the Company or such Affiliate to the appropriate tax authorities. The Company or any Affiliate may adopt such procedures (not inconsistent with the provisions of this Section 15.3) as it may deem necessary, appropriate or advisable to effect the accelerated vesting, settlement, reporting and remittance contemplated and authorized by this paragraph.
For purposes of valuing shares of Stock withheld to satisfy any Withholding Obligation under this Section 15.3, the value of such shares shall be calculated using the closing price (as reported on the principal securities exchange on which the Stock is traded) of a share of Stock on the Tax Date (or, if the Tax Date is not a trading day on the principal securities exchange on which the Stock is traded, the immediately preceding trading day). Any withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title, and interest in such shares of Stock shall terminate.
The Committee may suspend or terminate the right of a Holder to satisfy his or her Withholding Obligation by withholding shares of Stock as contemplated under this Section 15.3, provided (a) such change is approved prior to exercise of the Option or SAR or the vesting or settlement of (or lapse of restrictions on) any other type of Award and (b) such Holder is not then an Insider.
Neither the Company nor any Affiliate shall have any obligation upon vesting or exercise of any Award or settlement of (or lapse of restrictions on) any Award until the Company or such Affiliate has received payment sufficient to cover the Withholding Obligation with respect to that vesting, exercise, settlement or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence or amount of any Withholding Obligation.

15.4    Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
15.5    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
15.6    Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
15.7    Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees and Directors.
15.8    Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under any of the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
15.9    Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
15.10    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, Stock and/or assets of the Company.
15.11    Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
15.12    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
15.13    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.
15.14    Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

15.15    Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.15 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
15.16    Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.
15.17    Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
15.18    Prior Plan. The Plan shall serve as the successor to the Prior Plan and no further grants shall be made under the Prior Plan from and after the Effective Date. All outstanding grants or awards under the Prior Plan shall continue to be governed by the terms and conditions of the Prior Plan and the grant agreement, award agreement or other instrument evidencing such grant or award. Notwithstanding any provision in the Plan to the contrary, no provision of the Plan is intended to modify, extend or renew any award granted under the Prior Plan. All terms, conditions and limitations, if any, that are set forth in any previously granted grant agreement, award agreement or other instrument evidencing such grant or award shall remain in full force and effect under the terms of the Prior Plan.